UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Offering

On November 22, 2017, H&E Equipment Services, Inc. (the “Company”) completed its previously announced offering (the “Offering”) of $200 million aggregate principal amount of 5.625% senior notes due 2025 (the “New Notes”). The New Notes were issued as additional notes under an indenture (the “Indenture”) dated as of August 24, 2017 pursuant to which the Company previously issued $750,000,000 of 5.625% senior notes due 2025 (the “Existing Notes,” and together with the New Notes, the “Notes”). The New Notes have identical terms to, rank equally with and form a part of a single class of securities with the Existing Notes.

The New Notes were sold in a private placement pursuant to a purchase agreement, dated November 20, 2017, by and among the Company, the subsidiaries of the Company (the “Guarantors”), Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (the “Initial Purchasers”). The New Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Company will use the proceeds from the Offering to repay indebtedness outstanding under its existing ABL credit facility, to fund potential acquisitions in connection with its ongoing strategy of acquiring rental companies to complement its existing business and footprint, for general corporate purposes and to pay fees and expenses in connection with the Offering. Certain terms of the Notes and the Indenture are as follow:

The Notes will mature on September 1, 2025 and will accrue interest at the rate of 5.625% per year. Interest on the Notes will be payable semi-annually on March 1 and September 1 of each year, commencing on March 1, 2018. The Company may redeem some or all of the Notes at any time prior to September 1, 2020 by paying a “make-whole” premium, plus accrued and unpaid interest and Additional Interest (as defined in the Indenture), if any, to the date of redemption. At any time prior to September 1, 2020, the Company may use the net proceeds of certain equity offerings to redeem up to 40% of the principal amount of the Notes at a redemption price equal to 105.625% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date; provided that at least 60% of the aggregate principal amount of such Notes originally issued remains outstanding immediately following such redemption and such redemption occurs within 90 days of such equity offering. Subsequent to September 1, 2020, the Notes may be redeemed pursuant to a declining schedule of redemption prices set forth in the Indenture.

The New Notes are senior unsecured obligations of the Company and will rank equally in right of payment to all of the Company’s existing and future senior indebtedness and will rank senior to any of the Company’s subordinated indebtedness. The New Notes will be unconditionally guaranteed on a senior unsecured basis by all of the Company’s current and future significant domestic subsidiaries (the “Guarantors”). In addition, the New Notes will be effectively subordinated to all of the Company’s and the guarantors’ existing and future secured indebtedness, including the Company’s existing ABL credit facility, to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of the Company’s subsidiaries that do not guarantee the New Notes.

The Indenture contains covenants that limit the ability of the Company and the ability of its restricted subsidiaries to, among other things: incur additional debt; pay dividends and make distributions; make investments; repurchase stock; create liens; enter into transactions with affiliates; merge or consolidate; and transfer and sell assets. Certain of these covenants will cease to apply to the Notes for so long as the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC. If an event of default, as specified in the Indenture, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the Indenture.

If the Company experiences a Change of Control (as defined in the Indenture), the holders of the Notes will have the right to require the Company to repurchase their Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase. Furthermore, if the Company sells assets, the Company may be required to repurchase the Notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase.

A copy of the Indenture, which includes the form of the New Notes, is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 24, 2017 and is incorporated herein by reference. The description set forth above of certain of the terms of the Indenture and the New Notes does not purport to be complete and is qualified in its entirety by the full text of the Indenture and the New Notes.

Registration Rights Agreement

Under a registration rights agreement with the Initial Purchasers and the Guarantors, the Company and the Guarantors have agreed to (i) use all commercially reasonable efforts to file, no later than February 20, 2018, a registration statement (the “Exchange Offer Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the New Notes for new notes (the “Exchange Notes”) of the Company having terms substantially identical in all material respects to the New Notes (except that the Exchange Notes will not contain any transfer restrictions) (the “Exchange Offer”), (ii) use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to May 21, 2018, (iii) commence the Exchange Offer; and (iv) use all commercially reasonable efforts to issue, on or prior to thirty (30) business days (or longer, if required by the federal securities laws) after the Exchange Offer Registration Statement is declared effective by the SEC, Exchange Notes and related guarantees in exchange for all New Notes and guarantees tendered in the Exchange Offer.

In addition, the Company has agreed, in some circumstances, to file a “shelf registration statement” that would allow some or all of the New Notes to be offered to the public. If the Company does not comply with its obligations under the registration rights agreement, it will be required to pay Additional Interest to holders of the New Notes.

The description set forth above of certain of the terms of the registration rights agreement does not purport to be complete and is qualified in its entirety by the full text of the registration rights agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On November 22, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

4.1	Registration Rights Agreement, dated November 22, 2017, by and among the Company, the Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

99.1	Press Release, dated November 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: November 22, 2017	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer